UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2022

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39413	23-2081753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Renaissance Blvd.

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(800) 355-3500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 17, 2022, Vertex, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, The 2009 Jeffrey R. Westphal Generation‐Skipping Trust (the “Selling Stockholder”) and Goldman Sachs & Co. LLC (the “Underwriter”), relating to an underwritten offering by the Selling Stockholder of 1,500,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-266168), filed on July 15, 2022. The Company did not sell any Shares in the offering. The offering closed on November 22, 2022. The Company did not receive any proceeds from the offering.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 17, 2022, by and among Vertex, Inc., the Selling Stockholder and Goldman Sachs & Co. LLC.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX, INC.

Date: November 22, 2022	By:	/s/ Bryan Rowland
	Name:	Bryan Rowland
	Title:	General Counsel and Secretary